NGFC Limited Partnership

A Florida Limited Partnership

Limited Partnership Agreement

March 24, 2015

Neither NGFC Limited Partnership nor the limited partnership interests therein have been or will be registered under the Securities Act of 1933, as amended (the “Securities Act”), the Investment Company Act of 1940, as amended, or the securities laws of any of the States of the United States. The offering of such limited partnership interests is being made in reliance upon an exemption from the registration requirements of the Securities Act for offers and sales of securities which do not involve any public offering, and analogous exemptions under state securities laws.

These securities are subject to restrictions on transferability and resale, may not be transferred or resold except (i) as permitted under the Securities Act and applicable state securities laws pursuant to registration or exemption therefrom, and (ii) in accordance with the requirements and conditions set forth in this Limited Partnership Agreement.

TABLE OF CONTENTS

ARTICLE I  General Provisions

1

ARTICLE II  Composition; Admissions

2

ARTICLE III  Management

3

ARTICLE IV  Options for Limited Partners to Convert their Capital to Shares of the General Partner

6

ARTICLE V  Resignation; Prohibition Against Transfer; Continuation of Partnership; and Substitution of General Partner

8

ARTICLE VI  Status, Rights, Powers and Voting Rights of Limited Partners

9

ARTICLE VII  Sharing and Distribution of Profits between General and Limited Partners, Expenses of the Partnership and Brokerage Practices

10

ARTICLE VIII  Withdrawals from Capital Account; Loans

12

ARTICLE IX  Additional Limited Partners

14

ARTICLE X  Capital Accounts, Capital Contributions Net Asset Value Adjustments and Taxable Income and Loss

15

ARTICLE XI  Restrictions on Transfers of Partnership Interests of Limited Partners; Admission of Substitute Limited Partners; and Other Matters Affecting Partnership Interests

19

ARTICLE XII  Representations and Warranties

21

ARTICLE XIII  Special Power of Attorney

22

ARTICLE XIV  Dissolution and Liquidation

22

ARTICLE XV  General Provisions

23

LIMITED PARTNERSHIP AGREEMENT

OF

NGFC LIMITED PARTNERSHIP

This Limited Partnership Agreement of NGFC LIMITED PARTNERSHIP, a Florida limited partnership (the “Partnership”), is entered into as of the 24th  day of March, 2015 (this “Agreement”) by and between NGFC Equities Inc., a Florida Corporation (the “General Partner”), with an address at 7135 Collins Avenue, Suite 624, Miami Beach, FL 33141 and  Andrew Weeraratne, with an address at 7135 Collins Avenue, Suite 624, Miami Beach, FL 33141, as the Initial Limited Partner, and other certain persons and entities who become limited partners in accordance with the terms hereof (the “Limited Partners” which together with the General Partner shall collectively be referred to as the “Partners”).

ARTICLE I
General Provisions

Section 1.01 Formation of Partnership. The Partnership was formed as a limited partnership under the Florida Partnership Law (as in effect on the date hereof and as amended from time to time, the “Act”) by the filing of its Certificate of Limited Partnership (the “Certificate”) with the Secretary of State of Florida on March 24, 2015. The General Partner, for itself and as agent for the Limited Partners, shall accomplish all filing, recording, publishing and other acts necessary or appropriate for compliance with all the requirements for the formation and operation of the Partnership as a limited partnership under this Agreement and the Act and under all other laws of the State of Florida and such other jurisdictions in which the General Partner determines that the Partnership may conduct business. Each Limited Partner admitted to the Partnership by the General Partner shall promptly execute all relevant certificates and other documents, as the General Partner shall request.

Section 1.02 Partnership Name. The name of the Partnership is and shall be NGFC Limited Partnership.

Section 1.03 Purpose. The Partnership is organized to invest the assets of its Partners in the discretion of the General Partner to make a fair return on such assets of the Partnership in accordance with the investment objective and strategy set forth in that certain Confidential Private Placement Memorandum of the Partnership received with your subscription forms, as may be amended or supplemented from time to time (the “Memorandum”) and share the gains among the General Partner and the Limited Partners at a pre-agreed ratio. In furtherance of the foregoing, the Partnership may engage in any lawful act or activity for which limited partnerships may be formed under the Act, and any and all activities necessary or incidental thereto, including any other business activities described in the Partnership’s Confidential Private Placement Memorandum (as amended from time to time the “Memorandum”). The Partnership shall not trade in commodities or futures contracts.

Section 1.04 Place of Business. The Partnership shall have offices located at 7135 Collins Avenue, Suite 624, Miami Beach, FL 33141, or elsewhere as the General Partner may from time to time determine. The Partnership may have more than one (1) office as may from time to time be determined by the General Partner.

Section 1.05 Fiscal Year and Fiscal Quarter. The fiscal year of the Partnership shall end on September 30 of each year (the “Fiscal Year”) to coincide with the fiscal year end of its General Partner NGFC Equities Inc. The Fiscal Year may be changed by the General Partner. In the event that the General Partner changes the Partnership’s Fiscal Year, the dates and time periods referred to in this Agreement shall be appropriately adjusted. The term “Fiscal Quarter” shall mean any one or more of the following: (a)

October 1 to December 31 of each Fiscal Year, (b) January 1 to March 31 of each Fiscal Year, (c) April 1 to June 30 of each Fiscal Year, (d) July 1 to September 30 of each Fiscal Year, and (e) such other periods as may be designated from time to time as a Fiscal Quarter by the General Partner.

Section 1.06 Term of Partnership. The term of the Partnership commenced upon filing of the Partnership’s Certificate with the Florida Secretary of State and shall continue until the Partnership shall be dissolved upon the occurrence of any one of the events set forth in Section 14.01 below.

ARTICLE II
Composition; Admissions

Section 2.01 Names of the Partners. NGFC Equities Inc., a public company incorporated in the State of Florida, is the sole General Partner. The names and addresses of the General Partner and of each of the Limited Partners shall be set forth in a schedule of the Partnership to be kept on file at all times at the principal place of business of the Partnership.

Section 2.02 Admission of Partners. Additional Limited Partners may be admitted to the Partnership at other times as provided in Article IX below. In connection with the admission of a Limited Partner to the Partnership, such Limited Partner shall, in advance of such admission and as a condition thereto, sign a copy of this Agreement or an agreement to become bound by the provisions of this Agreement and such other subscription materials as shall be determined by the General Partner. A substitute General Partner, and affiliated or additional general partners, may be admitted to the Partnership as provided in Article V below. Upon the admission of a Limited Partner, the Initial Limited Partner listed on the signature page hereof shall automatically be deemed to have withdrawn from the Partnership.

Section 2.03 Partnership Interests. For purposes of this Agreement, a Partner’s “Partnership Interest” shall mean the quotient resulting from dividing the amount in such Partner’s Capital Account (as defined in Section 10.01 below) by the aggregate amount in the Capital Accounts of all Partners. The term “Partnership Interests” shall mean the sum of all amounts in the Capital Accounts of all Partners.

FOR FLORIDA RESIDENTS:  THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE FLORIDA SECURITIES AND INVESTOR PROTECTION ACT IN RELIANCE UPON EXEMPTIVE PROVISIONS CONTAINED THEREIN. SECTION 517.061(11)(a)(5) OF THE FLORIDA SECURITIES AND INVESTOR PROTECTION ACT (THE “FLORIDA ACT”) PROVIDES WHEN SALES ARE MADE TO FIVE OR MORE PURCHASERS IN THIS STATE THAT ANY PURCHASER OF SECURITIES IN FLORIDA WHICH ARE EXEMPTED FROM REGISTRATION UNDER SECTION 517.061(11) OF THE FLORIDA ACT MAY WITHDRAW HIS SUBSCRIPTION AGREEMENT AND RECEIVE A FULL REFUND OF ALL MONIES PAID, WITHIN THREE DAYS AFTER THE LATER OF (i) THE DATE HE TENDERS CONSIDERATION OR SUCH SECURITIES AND (ii) THE DATE THIS STATUTORY RIGHT OF RESCISSION IS COMMUNICATED TO HIM. ANY FLORIDA RESIDENT WHO PURCHASES SECURITIES IS ENTITLED TO EXERCISE THE FOREGOING STATUTORY RESCISSION RIGHT BY TELEPHONE, TELEGRAM OR LETTER NOTICE TO THE COMPANY.  ANY TELEGRAM OR LETTER SHOULD BE SENT OR POSTMARKED PRIOR TO THE END OF THE THIRD BUSINESS DAY.  A LETTER SHOULD BE MAILED BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO ENSURE ITS RECEIPT AND TO EVIDENCE THE TIME OF MAILING.  ANY ORAL REQUESTS SHOULD BE CONFIRMED IN WRITING.

ARTICLE III
Management

Section 3.01 Management of Partnership.

(a) The business and affairs of the Partnership shall be managed exclusively by the General Partner. The Limited Partners shall take no part in the management or control of the Partnership’s business and shall have no authority to act for or bind the Partnership. The General Partner shall have sole discretion and authority to select investments, shall invest the funds of the Partnership from time to time as the General Partner deems appropriate in accordance with the purposes set forth in Section 1.03, as limited by Section 3.05 below, and shall have the powers set forth in Section 3.02 below.

(b) The General Partner (or their respective principals, personnel or affiliates) shall not be required to devote their full time to the business of the Partnership, but shall devote so much of their time and efforts to the affairs of the Partnership as may in their judgment be necessary to accomplish the purposes of the Partnership. Nothing herein contained shall prevent the General Partner (or their respective principals, personnel or affiliates) or any Limited Partner from conducting any other business including any business with respect to securities, whether such business ventures are in direct or indirect competition with the Partnership. The Partners are not prohibited from buying or selling securities for their own accounts, including the same securities as are purchased, sold or held by the Partnership, but neither the General Partner nor any of their affiliates shall buy securities from or sell securities to the Partnership without the written consent of all Limited Partners.

Section 3.02 Powers of the General Partner. Without in any way intending to limit the powers of the General Partner, the General Partner shall have the right, power and authority on behalf of the Partnership:

(a) As provided in Section 3.01 above, to allocate all of the assets of the Partnership among securities to be selected by the General Partner in its sole and absolute discretion, including, but not limited to the right to:

(i)    purchase, hold and sell securities and rights therein of any kind or nature;

(ii)   purchase, hold, sell and otherwise deal in put and call options, monetary instruments and any combinations thereof and any other financial instruments or contracts of any nature or kind;

(iii)  maintain margin accounts with brokers, pledge securities for loans and, in connection with any such pledge, effect borrowings from brokers or banks in such amounts as may be determined from time to time; and

(iv)   transact business through brokers and dealers and other persons selected by the General Partner in its sole discretion, and in selecting such brokers, dealers and other persons, and determining the compensation payable to such persons, to take into account, among other things, the value of any research and brokerage services and other products and/or services provided by such persons to the General Partner or the Partnership, including, among other things, availability of stocks to borrow for short sales, and payment of all or a portion of the Partnership’s or the General Partner’s costs of operating the Partnership (including, for example, the items referred to in Section 7.02 below), even though other persons may be able to provide transactional services (without any accompanying non-brokerage services or products) at lower rates of compensation;

(b) To acquire and enter into any contract of insurance that the General Partner deems necessary or appropriate for the protection of the Partnership and the General Partner or for any purpose convenient or beneficial to the Partnership;

(c) To engage in any transaction with affiliates of the General Partner, including entering into a management agreement;

(d) To employ persons, whether full-time or part-time, in the operation and management of the business of the Partnership, on such terms and for such compensation as the General Partner shall determine, regardless of whether such persons also may be employed by the General Partner or its affiliates;

(e) To file, conduct and defend legal proceedings of any form, including proceedings against Partners, and to compromise and settle any such proceedings, or any claims against any person, including claims against Partners, on whatever terms deemed appropriate by the General Partner;

(f) To open brokerage, bank and other accounts and, to the extent that funds are not invested, to deposit and maintain such funds in the name of the Partnership in such accounts and to temporarily invest such funds in short term United States and/or foreign government securities, money market accounts and/or other short term interest bearing instruments, provided, however, that the Partnership funds shall not be commingled with the funds of any other person or entity;

(g) To cause the Partnership to make or revoke any of the elections referred to in Section 754 of the Internal Revenue Code of 1986, as amended (the “Code”), or any similar provision enacted in lieu thereof;

(h) To select as its accounting year the period ending September 30 or other Fiscal Year as is permitted by the Internal Revenue Service;

(i) To engage independent accountants, attorneys, investment managers, sub-advisers, broker-dealers, administrators, custodians and such other persons as the General Partner may deem necessary or advisable;

(j) To establish and maintain for the conduct of Partnership affairs one or more offices and in connection therewith rent or acquire office space, engage personnel, whether part time or full time, and do such other acts and incur such expenses as the General Partner may deem necessary or advisable in connection with maintenance or administration of such office;

(k) To require a provision in all Partnership contracts that the General Partner shall not have any personal liability therefor, but that the person or entity contracting with the Partnership is to look solely to the Partnership and its assets for satisfaction;

(1) To purchase and sell Partnership assets at such price or amount for cash, securities or other property and upon such terms as are deemed in the General Partner’s absolute discretion to be in the best interests of the Partnership;

(m) To prepare, or cause to be prepared, to execute, acknowledge and deliver any and all instruments to effectuate the business of the Partnership, including, but not limited to, annual and/or interim reports, a copy of which shall be delivered to each Partner, as provided in Sections 3.07 and 14.05 hereof;

(n) To waive or reduce, in whole or in part, any notice period, minimum amount requirement, or other limitation or restriction imposed on Capital Contributions, withdrawals of capital, any fee, any special allocation to the General Partner, and/or any requirement imposed on a Limited Partner by this Agreement, regardless of whether such notice period, minimum amount, limitation, restriction, fee, or special allocation, or the waiver or reduction thereof, operates for the benefit of the Partnership, the General Partner or fewer than all the Limited Partners;

(o) To establish such reserves as the General Partner shall, in its sole but reasonable discretion, deem appropriate to pay current and future, definite, contingent and possible obligations of the Partnership;

(p) To establish separate classes of Partnership Interests with such rights and privileges as the General Partner shall determine, and to amend this Agreement in connection therewith to reflect such multi-class structure; and

(q) To do any act, engage in any activity or execute any agreement of any nature, necessary or incidental to the accomplishment of the purposes of the Partnership in accordance with the provisions of this Agreement and all applicable Federal, state and local laws and regulations.

Section 3.03 Actions of General Partner. The General Partner is authorized, directed and empowered to act individually on behalf of the Partnership, and in accordance therewith, to execute all documents and instruments on behalf of the Partnership. Third parties may rely on execution of any documents on behalf of the Partnership by the General Partner.

Section 3.04 Liability and Indemnification.

(a) The General Partner shall not be liable to the Partnership or the Limited Partners for any action taken or omitted to be taken in connection with the business or affairs of the Partnership so long as such entity acted in good faith and is not found to be guilty of gross negligence or willful misconduct with respect thereto. It shall be conclusively presumed and established that such entity acted in good faith if any action is taken, or not taken, by it on the advice of legal counsel or other independent outside consultants.

(b) The Partnership agrees to indemnify and hold harmless the General Partner, and its shareholders, directors, officers, affiliates and employees from and against any and all claims, actions, demands, losses, costs, expenses (including attorney’s fees and other expenses of litigation), damages, penalties or interest, as a result of any claim or legal proceeding related to any action taken or omitted to be taken in connection with the business and affairs of the Partnership (including the settlement of any such claim or legal proceeding); provided, however, that the party against whom the claim is made or legal proceeding is directed is not guilty of gross negligence or willful misconduct as determined by a final non-appealable court of competent jurisdiction. Any indemnity under this Section shall be paid from and to the extent of Partnership assets only, and only to the extent that such indemnity does not violate applicable Federal and state laws.

Section 3.05 Restrictions.

(a) The General Partner shall not authorize the transfer of a Partner’s Partnership Interest if the result of said transfer will be a sale or exchange of more than fifty percent (50%) of the Partnership Interests within a twelve (12) month period or if it would otherwise materially affect the income benefits anticipated by the Limited Partners.

(b) The General Partner shall not do any act, whether of omission or commission, that would make it impossible to carry on the normal business of the Partnership (other than a sale at arm’s length of all or any portion of the Partnership’s assets to which Limited Partners owning more than fifty percent (50%) of the Partnership Interests held by Limited Partners hereby consent).

Section 3.06 No Prohibition Against Other Business Ventures. The General Partner may engage and hold interests in other business ventures of every kind and description for its own account including, without limitation, other investment entities similar to the Partnership, whether such business ventures are in direct or indirect competition with the Partnership and whether the Partnership or any of the Partners also has an interest therein, without having to account to the Partnership or any Partner for any profits or other benefits derived therefrom and without incurring any obligation to offer any interest in any such activity to the Partnership or any Partner.

Section 3.07 Duty to Keep Books, Financial and Tax Reports.

(a) At all times during the existence of the Partnership, the General Partner shall keep true and complete records and books of account, in which shall be entered fully and accurately each transaction of the Partnership. The General Partner has the power, in its sole and absolute discretion, to delegate some or all of the administrative bookkeeping functions relating to the Partnership to an administrator or agent, which may be the Partnership’s accountants. Upon reasonable advance written notice and during reasonable business hours, a Limited Partner may inspect and copy, at the Limited Partner’s expense and solely for a purpose reasonably related to the Limited Partner’s interest as a Partner, the records of the Partnership required to be maintained by the Partnership. Any such inspection must be in good faith without any intent to damage the Partnership or any of its Partners in any manner. Copies of this Agreement and all amendments hereto shall be furnished to each Limited Partner upon request.

(b) The General Partner shall cause to be prepared and distributed to each Partner as soon as practicable following each Fiscal Year an annual financial statement prepared in accordance with U.S. generally accepted accounting principles and audited by an independent certified public accounting firm. The General Partner shall also have prepared and filed all Federal, state and local income, franchise, gross receipts, payroll and other tax returns that the Partnership is obligated to file. Copies of all Partnership tax returns, information returns or reports shall be available to all Partners as soon as possible after the close of the Partnership’s Fiscal Year at the offices of the Partnership. Copies of Schedule K-l of the Partnership’s Tax Return (Form 1065) shall be distributed to all Partners as soon as practicable after the Partnership’s Fiscal Year. The Partnership shall bear all fees incurred in providing such tax returns and reports.

The General Partner may agree to provide certain Limited Partners with additional information on the underlying investments of the Partnership, as well as access to the General Partner and its employees for relevant information.

ARTICLE IV
Options for Limited Partners to Convert their Capital to Shares of the General Partner

Section 4.01 Option for Limited Partners to convert capital to shares of General Partner.

(a)

The Limited Partners shall have the option to convert 100% of the capital that the Limited Partners have contributed to the Partnership to shares of the General Partner, NGFC Equities Inc., a public company incorporated in the State of Florida within one year of the closing of this current offering at a pre-agreed conversion price as specified in the Private Offering Memorandum of the Partnership received with your subscription forms. The current conversion price is $.30 cents per share in the event the Limited Partners converted the capital to shares of NGFC Equities within a year of the closing of this offering. This conversion price will be subject to the rules NGFC Equities Inc. may adopt if NGFC Equities Inc. chose to split its shares. For example if NGFC Equities Inc. adopts a forward split giving 2 shares for each one share prior to the conversion date of Limited Partner Capital to shares of NGFC Equities Inc. then the conversion price on this conversion would be .15 cents. If NGFC Equities Inc. adopts a reverse stock split making 1 share out or each two shares then the conversion price of this conversion would be .60 cents.

(b)

 This conversion strike price will be subject to change for any contributions made after the closing date of this current offering. Such conversion can be done at the end of each quarter by Limited Partners giving 5 days notice prior to the end of quarter to the General Partner.

(b) In the event a Limited Partner’s Capital Accounts is less than the capital the Limited Partner has contributed to the Partnership due to any unrealized capital losses, the General Partner will assume the Capital Account of the Limited Partner along with the unrealized loss in the capital account that the General Partners will hold if any Limited Partner chose to convert 100% of the capital the partners contributed to buy shares of the General Partner. This right to convert 100% of the contribution by the Limited Partner with no regard to any unrealized losses or other accrued expenses of the Partnership will be available only when a Limited Partner converts the capital to shares of the General Partner but will not be available if the Partner chose to withdraw the capital instead. Any withdrawals will be covered under ARTICLE VIII of this Agreement.

(c) The NGFC Equities Inc. shares to which the contributed capital of the LP can be converted will not be registered under the Securities Act of 1933, as amended, or any state’s securities laws, on the grounds that the transaction in which the Shares are to be issued either qualifies for applicable exemptions from the securities registration requirements of such statutes or such registration requirements have been satisfied.  The exemptions being claimed include, but are not necessarily limited to, those available under Section 4(2) of the Securities Act, the judicially created Section 4(1½) exemption and, the reliance by the Company upon the exemptions from the securities registration requirements of the federal and state securities laws is predicated in part on the representations, understandings and covenants set forth in this Agreement.

(d) Limited Partner understands that, in furtherance of the transfer restrictions stated above:

(i)  The Company will record stop transfer instructions in its stock record books to restrict an impermissible resale or other transfer of the securities; and

(ii) Each document evidencing the Securities will bear a restrictive legend in substantially the following form: The shares evidenced by this certificate have not been registered under either the Securities Act of 1933, as amended, or the securities laws of any state.  These securities may not be offered for sale, sold, assigned, pledged, hypothecated, or otherwise transferred: at any time absent either (A) registration of the transaction under the Securities Act of 1933, as amended, and every other applicable state securities law or (B) the issuer’s receipt of an acceptable opinion of counsel that registration of the transaction under those laws is not required.

(e) Limited Partner understands that currently the shares of NGFC Equities Inc. have no public market and liquidity and there is no assurance that there will ever be a public market and liquidity for those shares in order for the Limited Partner to convert his capital to stock of NGFC Equities Inc. and sell them, and thus this stipulation to convert the capital of the Limited Partner may not garner any benefit to the Limited Partner until there is a market and liquidity for shares of the General Partner.

ARTICLE V
Resignation; Prohibition Against Transfer; Continuation
of Partnership; and Substitution of General Partner

Section 5.01 General Partner Resignation and Involuntary Withdrawal: Admission of Additional General Partners and Transfer by General Partner.

(a) The General Partner shall not be permitted to voluntarily withdraw or resign as the General Partner except upon no less than thirty (30) days prior written notice to all Limited Partners. In the event of dissolution of the General Partner, or if a voluntary or involuntary petition for bankruptcy shall be filed by or against the General Partner, or the General Partner shall make any assignment for the benefit of its creditors (collectively, an “Involuntary Withdrawal”), the General Partner or the General Partner’s trustee, receiver or assignee shall become inactive in the affairs of the Partnership, shall have none of the rights and powers of a General Partner hereunder, shall have no authority to act on behalf of the Partnership or have any voice in the management and operation of the Partnership, except as provided in Section 14.02 herein.

(b) The General Partner may admit additional general partners to the Partnership at such times as the General Partner shall determine, without the consent of the Limited Partners. Notwithstanding anything to the contrary, the General Partner shall have the right to transfer its interest, as the general partner of the Partnership, to any affiliate of the General Partner, including any person or entity controlled by the General Partner, controlling the General Partner or under common control with the General Partner, without the consent of the Limited Partners. In the event of such transfer by the General Partner to an affiliate, the General Partner shall not be deemed to have resigned or withdrawn from the Partnership for purposes of Section 14.01(a). Any affiliate transferee of the General Partner under this Section 5.01(b) shall assume the status of and shall have all of the rights, powers and obligations that the General Partner possessed prior to such transfer. The General Partner shall not assign, transfer, sell, mortgage or otherwise encumber or transfer its interest as the General Partner of the Partnership except as set forth herein. Any additional general partner or transferee of the General Partner as provided herein, shall execute and acknowledge any and all instruments that are necessary or appropriate to effect the admission of any such person or entity as a general partner, including, without limitation, the written acceptance and adoption by such person of the provisions of this Agreement and an amendment of the Certificate.

Section 5.02 Continuation of Partnership; Appointment of Substitute General Partner by Limited Partners. If an event as set forth in Section 14.01(a) below occurs, the Limited Partners shall have the right, within ninety (90) days after such event, by affirmative vote of Limited Partners owning more than fifty percent (50%) of the Partnership Interests held by Limited Partners, to appoint a substitute General Partner, in which event the Partnership shall not dissolve and shall continue its existence.

Section 5.03 Substitute General Partner Requirements. Any substitute General Partner shall execute and acknowledge any and all instruments that are necessary or appropriate to effect the admission of any such person or entity as a substitute General Partner, including, without limitation, the written acceptance and adoption by such person of the provisions of this Agreement and an amendment of the Certificate. Any successor to such office of General Partner shall assume the status of and shall have all of the rights, powers and obligations that the General Partner possessed prior to its withdrawal, resignation or Involuntary Withdrawal from the Partnership.

ARTICLE VI
Status, Rights, Powers and
Voting Rights of Limited Partners

Section 6.01 Limited Liability. Neither Limited Partners, Substitute Limited Partners nor Additional Limited Partners shall be personally liable or bound for the expenses, liabilities or obligations of the Partnership beyond the amount of such Partner’s Capital Contributions (as defined in Section 9.01 below).

Section 6.02 Capital Contributions.

(a) No Limited Partner shall be entitled to a return of such Limited Partner’s Capital Contribution or any portion thereof except as set forth in Section 8.01 below and no time has been agreed upon for the return of any Partner’s Capital Contribution except as herein provided.

(b) Each Limited Partner, if such Limited Partner receives a return of all or any part of such Limited Partner’s Capital Contribution, may, to the extent provided for in the Act, be liable to the Partnership for an amount equal to such distribution, if at the time of such distribution, the Limited Partner knew the Partnership was prohibited from making such distributions under the Act.

Section 6.03 Liability of Limited Partner; Margin Calls. No Limited Partner shall be obligated to provide any contributions to the Partnership other than the Original Capital Contribution (as defined in Section 10.02 below) of such Limited Partner. No Limited Partner shall be obligated to make any loan to the Partnership. In the event the Partnership is subject to a margin call by its brokerage firm, the General Partner shall be solely responsible and liable for any amount of such margin call that exceeds the Net Asset Value of the Partnership as of the calendar month immediately preceding the date upon which the margin call obligation becomes due and payable.

Section 6.04 Rights of Limited Partners to Inspect Books, Records, and Partnership Documents. Each Limited Partner shall have the same right as the General Partner (except to the extent limited by Section 3.07 above) to inspect and copy the Partnership’s books and records upon prior written notice at any reasonable time and at such Limited Partner’s sole cost and expense, and to inspect and copy such other information (at such Limited Partner’s expense) concerning the affairs of the Partnership as is just and reasonable.

Section 6.05 No Restriction on Other Activities. Limited Partners may engage and hold interests in business ventures of every kind and description for their own accounts including, without limitation, business ventures which are, directly or indirectly, in competition with the Partnership and whether the Partnership or any of the Partners also has an interest therein. Neither the Partnership nor any of the Partners shall have any rights in such independent business ventures by virtue of this Agreement.

Section 6.06 Voting Rights. In addition to the rights to vote conferred upon the Limited Partners in Sections 3.05(b), 5.02 and 14.02 in this Agreement, Limited Partners shall have the right to vote on amendments to this Agreement to the extent provided in Section 15.09 hereof.

Section 6.07 Constructive Consent by Limited Partners. In the event the General Partner requires the consent of the Limited Partners in order to take action (including approving amendments to this Agreement), and written notice of such action is mailed to such Limited Partners (certified mail, return receipt requested), those Limited Partners not affirmatively objecting in writing within thirty (30) days after such notice is mailed shall be deemed to have consented to the proposed action set forth in the General Partner’s notice.

Section 6.08 Rights as to Dissolution. The Limited Partners shall have no right or power to cause the dissolution and winding up of the Partnership by court decree or otherwise or to withdraw or reduce their Capital Contributions, except as set forth in the Certificate and this Agreement. No Limited Partner shall have the right to bring an action for partition against the Partnership and each Partner hereby waives any right to partition of the Partnership’s property.

Section 6.09 Consent by Limited Partners in Lieu of Meeting. Any action required by this Agreement or the Act to be taken at any regular or special meeting of the Partners, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the Partners having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Partners entitled to vote thereon were present and voted.

ARTICLE VII
Sharing and Distribution of Profits between General and Limited Partners,
Expenses of the Partnership and Brokerage Practices

Section 7.01 Management Fee; Sharing and Distribution of Profits between General and Limited Partners.

(a) Management Fee. The General Partner in this Partnership shall not take any management or any other fee at the present time except sharing of gains with the Limited Partners as set forth in Section 7.01(b) below. This may subject to change in the future.

(b) Sharing and Distribution of Profits between General and Limited Partners. The General Partner and the Limited Partners shall share any net increase in Net Asset Value (NAV) of the Partnership during any Fiscal Quarter (or such other period) as determined on the accrual basis of accounting (the “Sharing of Profits”). Such profits will be distributed thirty percent (30%) to the General Partner and seventy percent (70%) to the Limited Partners payable prior to the 15th business day of the second calendar month immediately following the end of each Fiscal Quarter.

Profit Distribution to Limited Partners. The Limited Partners shall receive a quarterly profit distribution equal to seventy percent (70%) of the net increase in Net Asset Value of the Partnership during any Fiscal Quarter (or such other period) as determined on the accrual basis of accounting (the “Limited Partner Distribution”). This distribution shall be payable prior to the 15th business day of the second calendar month immediately following the end of each Fiscal Quarter and will be paid to each limited partners in proportion to their capital account balances. This distribution will be paid only on the NAV that exceeds the capital contributed by any Limited Partner (LP) based on that Limited Partner’s capital balance. The General Partner’s determination of the foregoing matters shall be final and conclusive as to all parties.

Section 7.02 Expenses.

(a) Organizational Expenses. The Partnership shall pay or reimburse the General Partner for all expenses related to organizing the Partnership, including but not limited to, legal and accounting fees, printing and mailing expenses and government filing fees (including blue sky filing fees). The Partnership intends to amortize organizational expenses over a period of one hundred and eighty (180) months from the date the Partnership commences operations.

(b) Operating Expenses. The Partnership shall pay or reimburse the General Partner for (i) all expenses incurred in connection with the ongoing offer and sale of Interests, including, but not limited to, printing of the Memorandum and exhibits, documentation of performance and the admission of Limited Partners, (ii) all operating expenses of the Partnership such as Management Fee and Administration Fee, tax preparation fees, governmental fees and taxes, communications with Limited Partners, and ongoing legal, accounting, auditing, bookkeeping, consulting and other professional fees and expenses, (iii) all Partnership trading and investment related costs and expenses (e.g. brokerage commissions, margin interest, expenses related to short sales, custodial fees and clearing and settlement charges), (iv) all fees to protect or preserve any investment held by the Partnership, as determined in good faith by the General Partner, and (v) all fees and other expenses incurred in connection with the investigation, prosecution or defense of any claims by or against the Partnership. The General Partner, in their sole discretion, may from time to time pay for any of the foregoing Partnership expenses or waive their right to reimbursement for any such expenses, as well as terminate any such voluntary payment or waiver of reimbursement.

(c) General Partner’s Expenses. The General Partner will pay their own general operating and overhead type expenses associated with providing the investment management and administrative services required under the Partnership Agreement and administrative services agreement. These expenses include all expenses incurred by the General Partner in providing for their normal operating overhead, including but not limited to, the cost of providing relevant support and administrative services (e.g., employee compensation and benefits, rent, office equipment, insurance, utilities, telephone, secretarial and bookkeeping services, etc.), but not including any Partnership operating expenses described above.

Section 7.03 Marketing Fees and Sales Charges. The General Partner may sell Partnership Interests through broker-dealers, placement agents and other persons. Except as noted below, any marketing fee or commission in connection with any Limited Partner referral activities, including ongoing payments, will be paid solely by the General Partner and not by the Partnership or any Limited Partner. The General Partner reserves the right to pay a one-time subscription fee or sales charge, on a fully disclosed basis, to a broker-dealer or placement agent based upon the Capital Contribution of the Limited Partner introduced to the Partnership by such broker-dealer or agent. Any such sales charge would be assessed against the referred Limited Partner and would reduce the amount actually invested by the Limited Partner in the Partnership.

Section 7.04 Directed Brokerage. Under no circumstances shall the General Partner direct Partnership brokerage transactions to brokers or other persons who refer prospective Limited Partners to the Partnership or pay finders’ fees or other compensation to such persons.

Section 7.05 Allocation of Trades. The General Partner may at times determine that certain securities will be suitable for acquisition by the Partnership and by other accounts managed by the General Partner, possibly including the General Partner’s own accounts or accounts of an affiliate. If that occurs, and the General Partner is not able to acquire the desired aggregate amount of such securities on terms and conditions which the General Partner deems advisable, the General Partner will endeavor in good faith to allocate the limited amount of such securities acquired among the various accounts for which the General Partner considers them to be suitable. The General Partner may make such allocations among the accounts in any manner which it considers to be fair under the circumstances, including but not limited to allocations based on relative account sizes, the degree of risk involved in the securities acquired, and the extent to which a position in such securities is consistent with the investment policies and strategies of the various accounts involved.

Section 7.06 Aggregation of Orders. The General Partner may aggregate purchase and sale orders of securities held by the Partnership with similar orders being made simultaneously for other accounts or entities if, in the General Partner’s reasonable judgment, such aggregation is reasonably likely to result in an overall economic benefit to the Partnership based on an evaluation that the Partnership will be benefited by relatively better purchase or sale prices, lower commission expenses or beneficial timing of transactions, or a combination of these and other factors. In many instances, the purchase or sale of securities for the Partnership will be affected simultaneously with the purchase or sale of like securities for other accounts or entities. Such transactions may be made at slightly different prices, due to the volume of securities purchased or sold. In such event, the average price of all securities purchased or sold in such transactions may be determined, at the General Partner’s sole discretion, and the Partnership may be charged or credited, as the case may be, with the average transaction price.

ARTICLE VIII
Withdrawals from Capital Account; Loans

Section 8.01 Permissible Withdrawals. All Limited Partners will receive a profit distribution equal to 70% of increase in Net Asset Value at the end of any quarter proportionate to their capital account balances as described in Section 7.01 (c).  In addition, a Limited Partner may withdraw all or any of the value in such Limited Partner’s Capital Account in the manner and to the extent provided in Section 8.02 below. The General Partner may withdraw all or any of the value in the General Partner’s Capital Account at any time, from time to time, without the consent of the Limited Partners and without notice to any of the Limited Partners.

Section 8.02 Withdrawal Procedure.

(a) A Limited Partner may withdraw all or any portion of its Capital Account as of the close of business on the last business day of each Fiscal Quarter (the “Withdrawal Date”), upon not less than sixty (60) days prior written notice to the General Partner, which notice period may be waived at the discretion of the General Partner. All notices of withdrawal must specify the dollar amount or percentage of value of a Limited Partner’s Capital Account to be withdrawn. The General Partner, in its sole discretion, may waive any notice periods or any other restrictions on withdrawals.

(b) The General Partner may agree with a Limited Partner to establish a lock-up period for such Limited Partner and may permit withdrawals at any time in its sole and absolute discretion.

(c) All payments under this Article VIII shall be made in cash, securities in-kind or a combination of both, as the General Partner may in its sole discretion determine.

(d) A Limited Partner who requests a withdrawal of the value of such Limited Partner’s Capital Account shall be paid within thirty (30) days after the applicable Withdrawal Date. Upon any withdrawal request, the General Partner may, in its sole discretion, elect to retain up to ten percent (10%) of the value of any Limited Partner’s Capital Account estimated by the General Partner to be the amount to which the withdrawing Limited Partner is entitled (calculated on the basis of unaudited data) within thirty (30) days after the applicable Withdrawal Date. The balance of the amount remaining in a withdrawing Limited Partner’s Capital Account will not be considered to be invested in the Partnership and shall be paid (subject to audit adjustments), without interest, within thirty (30) days after completion of the December 31 audited financial statements, provided, however, that the total amount paid to a withdrawing Limited Partner shall not exceed the amount of the Limited Partner’s Capital Account as of the effective Withdrawal Date, as shown by such financial statements (and the Limited Partner shall accordingly return promptly any prior excessive payment). Notwithstanding the foregoing, the General Partner may, in its sole discretion, agree to pay up to the full Capital Account balance (calculated on the basis of unaudited data) to a withdrawing Limited Partner within thirty (30) days after the applicable Withdrawal Date.

(e) Except when converted to shares of the General Partner, as described in Section 4.01 Option for Limited Partners to convert capital to shares of General Partner, any withdrawal occurring within one (1) year of the date of a Limited Partner’s Original and/or Additional Capital Contribution will be subject to a withdrawal fee equal in amount to two percent (2%) of the Net Asset Value of the Partnership Interest of the withdrawing Limited Partner as of the applicable Withdrawal Date. Any withdrawal occurring other than on an applicable Withdrawal Date may, in the General Partner’s sole discretion, be subject to additional administrative fees to cover the legal, accounting, administrative, brokerage, and any other costs and expenses associated with such withdrawal, including without limitation, charges for any unamortized portion of the Fund’s organizational expenses and any pro-rated portion of the Management Fee and Performance Fees allocable to the withdrawing Limited Partner’s Capital Account as of the applicable Withdrawal Date. The General Partner in its discretion may waive this requirement based upon the financial condition of the Partnership and if the General Partner is convinced that such withdrawal may not harm the operation of the partnership at the point the Limited Partner chooses to withdraw funds even within the period stated in this paragraph.

(f) The General Partner may require a Limited Partner to withdraw all or any amount of the value of the Limited Partner’s Capital Account if the General Partner considers such withdrawal to be in the best interest of the Partnership or for any other reason or no reason at all. In such event, the General Partner shall give not less than five (5) days written notice to the Limited Partner specifying the date of withdrawal. As soon as practicable thereafter, the withdrawing Limited Partner shall receive the balance of the value in such Limited Partner’s Capital Account in accordance with Section 8.02(d) above, subject to all appropriate adjustments pursuant to the provisions of this Agreement.

(g) The General Partner may withdraw all or any portion of its capital contributions to the Partnership at any time, without the consent of or notice to the Limited Partners.

(h) For purposes of this Article VIII, the value of a Limited Partner’s Capital Account shall be calculated to include Original and Additional Capital Contributions and withdrawals by a Limited Partner as well as increases or decreases in the Net Asset Value of the Partnership allocable to the withdrawing Limited Partner through the Withdrawal Date.

(i) Upon withdrawal of all its Capital Account a Limited Partner shall be deemed to have withdrawn from the Partnership, and upon notice of such withdrawal, a Limited Partner shall not be entitled to exercise any voting rights afforded to Limited Partners under this Agreement.

Section 8.03 Suspension of Payment of Withdrawals. The Partnership may suspend or postpone the payment of any withdrawals from Capital Accounts:

(a) in the event that Limited Partners, in the aggregate, request withdrawals of twenty-five percent (25%) or more of the value of the Partnership’s Capital Accounts as of any Withdrawal Date;

(b) during the existence of any state of affairs which, in the opinion of the General Partner, makes the disposition of the Partnership’s investments impractical or prejudicial to the Partners, or where such state of affairs, in the opinion of the General Partner, makes the determination of the price or value of the Partnership’s investments impractical or prejudicial to the Partners;

(c) where any withdrawals or distributions, in the opinion of the General Partner, would result in the violation of any applicable law or regulation; or

(d) for such other reasons or for such other periods as the General Partner may in good faith determine (including, but not limited to, during any period in which the Partnership’s portfolio investments in underlying Partnership are not sufficiently liquid to cover requested withdrawals).

All Limited Partners will be notified in writing of any such suspension and the termination thereof.

Section 8.04 Loans. The General Partner shall have the right, in its sole and absolute discretion, upon written request of a Limited Partner (hereinafter, a “Borrowing Partner”), to cause the Partnership to make a loan (the “Loan”) to the Borrowing Partner. All Loans shall be on such terms and conditions as shall be satisfactory to the General Partner in its sole and absolute discretion; provided, however, that the following conditions shall apply to all Loans: (i) the amount of the Loan shall at all times be no greater than twenty-five percent (25%) of the value of the Borrowing Partner’s capital account; (ii) the Loan shall be secured by a first priority perfected security interest in the Borrowing Partner’s capital account; (iii) the Loan shall become payable at the earlier of the date of the next capital contribution or withdrawal by any Partner or on the last day of the Fiscal Year in which the Loan was made; (iv) the interest rate shall not be less than one percent (1%) over the prime rate per annum; and (v) the Borrowing Partner shall pay all of the General Partner’s and Partnership’s costs and expenses, including legal and accounting fees, incurred in connection with the Loan. The Borrowing Partner shall execute and deliver any and all documents and instruments requested by the General Partner in connection with the Loan, including but not limited to a promissory note and applicable security agreements and UCC financing statements.

ARTICLE IX
Additional Limited Partners

Section 9.01 Future Issuance of Partnership Interests. The General Partner may admit as of the first day of each month (each such date, a “Contribution Date”), or at any other time that the General Partner determines in its sole and absolute discretion, as additional Limited Partners (“Additional Limited Partners”), persons who contribute cash or, in its sole discretion, persons who contribute securities, for Partnership Interests (“Capital Contributions”). The General Partner may establish such minimum initial Capital Contribution as the General Partner deems appropriate and that minimum may thereafter be waived or changed by the General Partner. Any Capital Contribution received on a date other than a Contribution Date may, in the General Partner’s discretion, be deferred and deemed made as of the following Contribution Date. The General Partner may, in its sole and absolute discretion, cause the Partnership to pay interest not to exceed the average current yield on the Partnership’s cash and cash equivalents (“Interest Rate”) to a Limited Partner on any Capital Contribution received by the Partnership on a date other than a Contribution Date and deemed made as of the following Contribution Date, for the period from the date of payment until the following Contribution Date. The amount of cash received plus the interest earned thereon will be the Capital Contribution on the Contribution Date. Notwithstanding the foregoing, with respect to Capital Contributions received prior to a Contribution Date, the General Partner may, in its sole and absolute discretion, deem such Capital Contribution to have been made as of the beginning of the prior Contribution Date and in such event, the Partnership, in the sole and absolute discretion of the General Partner, may charge such Limited Partner interest on such Capital Contribution at the Interest Rate for the period from the first day of such prior Contribution Date until the date of the Capital Contribution. In the event a Capital Contribution is accepted as of any day other than a Contribution Date, the General Partner shall cause appropriate adjustments to be made for purposes of applying the accounting and allocation provisions of this Agreement.

In the event that Additional Limited Partners are admitted as of a Contribution Date pursuant to this Section, the General Partner shall end the prior period on the last day of the prior period and commence a new period on the date of the admission of the Additional Limited Partner and upon such admission, the Partnership Interests shall be adjusted and reallocated based upon the Capital Accounts of the respective Partners. Any securities accepted as Capital Contributions shall be valued by the General Partner, in its sole discretion, using the valuation criteria set forth in Section 10.05 below.

ARTICLE X
Capital Accounts, Capital Contributions
Net Asset Value Adjustments and Taxable Income and Loss

Section 10.01 Capital Accounts. A Partner’s “Capital Account” as of a particular date shall consist of the following:

(a) an amount equal to the Partner’s Original Capital Contribution;

(b) the increases, if any, to such account by reason of Additional Capital Contributions;

(c) the decreases, if any, to such account by reason of withdrawals from such Capital Account; and

(d) the increases or decreases, if any, to such Capital Account in accordance with the provisions of Sections 10.05 and 10.06 below.

Section 10.02 Original Capital Contributions. A Partner’s “Original Capital Contribution” shall be the amount of the cash, or in the sole discretion of the General Partner, securities, contributed by such party upon such Partner’s admission as a Partner. If the General Partner consents to a Limited Partner’s contribution of securities to the Partnership, the Partnership may, in the General Partner’s discretion, assess a special charge against such Limited Partner equal to the actual costs incurred by the Partnership in connection with accepting such contributed securities, including the costs of liquidating such securities or otherwise adjusting the Partnership’s portfolio to accommodate such securities. Such special charge will be assessed as of the date on which such securities are contributed.

Section 10.03 Additional Capital Contributions.

(a) A Partner shall be permitted, with the consent of the General Partner, to make additional Capital Contributions in an amount deemed appropriate by the General Partner in cash or, in the sole discretion of the General Partner, securities (“Additional Capital Contributions”) to the capital of the Partnership as of the Contribution Date or at any other time that the General Partner determines in its sole and absolute discretion. Any Additional Capital Contributions received on a date other than a Contribution Date may, in the General Partner’s discretion, be deferred and deemed made as of the beginning of such following Contribution Date. In the event a Capital Contribution is accepted as of any day other than a Contribution Date, the General Partner shall cause appropriate adjustments to be made for purposes of applying the accounting and allocation provisions of this Agreement. In the event that Additional Limited Partners are admitted as of a Contribution Date pursuant to this Section, the General Partner shall end the prior period on the last day of the prior period and commence a new period on the date of the admission of the Additional Limited Partner and upon such admission, the Partnership Interests shall be adjusted and reallocated based upon the Capital Accounts of the respective Partners. Any securities accepted as an Additional Capital Contribution shall be valued by the General Partner, in its sole discretion, using the valuation criteria set forth in Section 10.05 below.

(b) In connection with an Additional Capital Contribution by an existing Limited Partner, the General Partner may (i) treat such Additional Capital Contribution as a Capital Contribution with respect to one of such Limited Partner’s existing Capital Accounts or (ii) establish a new Capital Account to which such Capital Contribution shall be credited and which shall be maintained for the benefit of such Limited Partner separately from any existing Capital Account of such Limited Partner. Such separate Capital Account will be maintained for purposes of calculating the applicable Sharing of Profits and/or the applicable lock-up period. If a Limited Partner has more than one Capital Account, any withdrawals or distributions by such Limited Partner shall be applied to such Capital Accounts in such manner and proportion as the General Partner shall determine in its sole discretion.

(c) If at any time the Partnership is subject to a margin call by its brokerage firm which exceeds in amount the Net Asset Value of the Partnership, the General Partner shall be solely responsible and liable for the payment of such margin call amounts.

Section 10.04 Adjustment to Capital Accounts for Withdrawals. The Capital Account of a Partner shall be reduced by the amount of each withdrawal made by such Partner from such Partner’s Capital Account as of the applicable Withdrawal Date. Notwithstanding anything to the contrary contained in this Agreement, in the event a Partner withdraws all of its Capital Account from the Partnership, the General Partner, in its sole discretion, may make a special allocation to said Partner for income tax purposes of the net capital gains recognized by the Partnership, in the last Fiscal Year in which the withdrawing Limited Partner participated in the performance of the Partnership, in such manner as will reduce the amount, if any, by which such Partner’s Capital Account exceeds its income tax basis in its interest in the Partnership before such allocation.

Section 10.05 Determination of Net Asset Value. The net asset value of the Partnership (“Net Asset Value”) shall be determined on the accrual basis of accounting in accordance with U.S. generally accepted accounting principles consistently applied, and further, in accordance with the following:

(a) A determination shall be made on the last day of each quarter (or other time period, as the case may be) as to the value of all Partnership assets and as to the amount of liabilities of the Partnership. In making such determination, securities which are listed or admitted to trading on a national securities exchange or over-the-counter securities listed on NASDAQ or securities which are not so listed, shall be valued at their last sales price on such date, or if no sales occurred on such date, at their “bid” price for a long position and the “ask” price for a short position; provided, that if the General Partner determines that the valuation of any securities pursuant to foregoing methods does not fairly represent market value, the General Partner may value such securities as it reasonably determines. For securities not listed on a security exchange or quoted on an over-the-counter market, but for which there are available quotations, such valuation will be based upon quotations obtained from market makers, dealers or pricing services. Securities which have no public market and all other assets of the Partnership are considered at such value as the General Partner may reasonably determine in consultation with such industry professionals and other third parties as the General Partner deems appropriate. All values assigned to securities by the General Partner pursuant to this Agreement are final and conclusive as to all Partners.

(b) There shall be deducted estimated expenses for accounting, legal, custodial and other administrative services (whether performed therein or to be performed thereafter) and such reserves for contingent liabilities of the Partnership, including estimated expenses, if any, in connection therewith, as the General Partner shall determine.

(c) After the foregoing determinations have been made, a further calculation shall be made to determine the increase or decrease in Net Asset Value of the Partnership during the quarter (or other time period, as the case may be) just ended. The term “increase in Net Asset Value” shall be the excess of Net Asset Value at the end of any quarter (or other time period, as the case may be) over that of the preceding period, after adjusting for interim Capital Contributions and withdrawals. The term “decrease in Net Asset

Value” shall be the amount by which the Net Asset Value at the end of the quarter (or other time period, as the case may be) is less than the Net Asset Value of the Partnership as of the end of the preceding period after making the adjustments specified above.

(d) Once the increase or decrease in Net Asset Value has been determined, the amount of the Profits at the end of the quarter, if any, payable to the General Partner and the Limited Partners shall be distributed subject to the limitations set forth in Sections 7.01(b) and 7.01(c).

Section 10.06 Allocation of Net Asset Value

(a) Any net increase or decrease in Net Asset Value during any quarter (or such other period, as the case may be) shall be allocated as of the end of such quarter (or such other period, as the case may be) to the Capital Accounts of all Partners in the proportions which each Partner’s Capital Account bore to the sum of the Capital Accounts of all the Partners as of the beginning of such quarter (or such other period, as the case may be).

(b) Notwithstanding the allocation rules set forth above, if the Partnership has a material item of income or loss in any fiscal period which relates to a matter or transaction occurring during a prior fiscal period (e.g., if the Partnership wins a cash settlement in a case it began in a prior year) the item of income or loss may, at the sole discretion of the General Partner, be shared among the Partners (including persons who ceased to be Partners) in accordance with their Partnership Interest in the Partnership during the prior period. A person who has ceased to be a Partner will be liable for his or her proportionate share of prior fiscal period items and shall pay such share on demand, but the amount to be paid shall not exceed the amount of such Partner’s Capital Account at the time such prior fiscal period item arose.

Section 10.07 Allocation for Tax Purposes.

(a) Ordinary income, gains, losses and deductions of the Partnership for each Fiscal Year shall accrue to, and be borne by, the Partners in proportion to their sharing of net increases or decreases in Net Asset Value, the allocations of various types of taxable income and losses likewise being as nearly as possible proportionate.

(b) All allocations under this paragraph shall be made pursuant to the principles of Section 704 of the Code and in conformity with Treasury Regulations promulgated thereunder, or the successor provisions to such Section and Regulations.

(c) All matters concerning the allocation of profits, gains and losses among the parties (including the taxes thereon) and accounting procedures not expressly provided for by the terms of this Agreement shall be determined by the General Partner in its sole and absolute discretion in consultation with the accountants for the Partnership and the General Partner is expressly permitted to use the aggregate method of apportioning taxable gain and loss under Treasury Regulation Section 704(b). The General Partner’s determination of the foregoing matters shall be final and conclusive as to all parties.

(d) Any taxes, fees or other charges that the Partnership is required to withhold under applicable law with respect to any Partner shall be withheld by the Partnership (and paid to the appropriate government authority) and shall be deducted from the capital account of such partner as of the last day of the Fiscal Year (or earlier if the Partner withdraws) with respect to which amounts are required to be withheld.

Section 10.08 New Issues.

(a) The General Partner, in its sole and absolute discretion, shall have the authority to cause the Partnership to participate from time to time, directly or indirectly, in securities which are part of an initial public distribution. Under current rules adopted by the National Association of Securities Dealers, Inc. (“NASD”), certain persons engaged in the securities, banking or financial services industries (and members of their family) (collectively, “Restricted Persons”) are restricted from participating in initial public offerings of equity securities (“New Issues”), subject to a de minimus exemption (the “De Minimus Limit”). To the extent that Partners who are Restricted Persons own Interests in the Partnership in excess of the De Minimus Limit, in addition to the Partnership’s regular Capital Accounts the General Partner may establish at any brokerage firm one or more special securities trading accounts that is authorized to participate in New Issues (each, a “New Issues Account”). Participation in New Issues Accounts shall be limited to (i) those Partners who are not Restricted Persons and (ii) those Partners who are Restricted Persons but only to the extent that such participation by Restricted Persons does not exceed the De Minimus Limit. To the extent not prohibited by applicable NASD rules, the General Partner shall be entitled to receive its share of profit sharing with respect to any profits arising from New Issues trades.

(b) In the event a New Issues Account is established, to effect a transaction in New Issues, the requisite funds will be transferred from the Partnership to the New Issues Account. Securities held in the New Issues Account will be held there until they are eventually sold. Upon the sale of New Issues, the proceeds in the New Issues Account will be transferred back to the Partnership’s regular Capital Accounts. Any profits or losses resulting from securities transactions in the New Issues Account in any Fiscal Period will be credited or debited to the Capital Accounts of Partners participating in the New Issues Account in accordance with their Interests therein. In the event the Partnership establishes one or more New Issues Accounts, the General Partner shall be authorized to make an equitable adjustment to account for the fact that non-restricted Partners were receiving profits based in part on the capital of restricted Partners. Such adjustment may, in the sole and absolute discretion of the General Partner, and to the extent not prohibited by rules of the NASD, consist of: (i) assessing an interest charge to the Capital Accounts of non-restricted Partners, in favor of the Partnership, in an amount deemed appropriate to compensate the Partnership for the use of capital by non-restricted Partners in connection with New Issue trades; or (ii) such other adjustment as the General Partner considers equitable and is not inconsistent with the rules of the NASD.

(c) In the event the NASD adopts amendments to its New Issue rules, the General Partner is authorized to amend this Agreement without the consent of the Limited Partners to conform to such amendments, including but not limited to providing for a greater participation by Restricted Persons in the New Issues Account to extent permitted by such new rules.

(d) In addition to the foregoing provisions with respect to New Issues, to the extent that certain Partners are restricted from participating in any other transactions of the Partnership by applicable laws or regulations, or for any other reason determined by the General Partner in good faith, the General Partner may, in its discretion, establish one or more separate memorandum accounts to hold such investments and isolate ownership away from such restricted Partners. Only those Partners who the General Partner determines are eligible shall participate in such accounts.

ARTICLE XI
Restrictions on Transfers of Partnership Interests of Limited Partners;
Admission of Substitute Limited Partners;
and Other Matters Affecting Partnership Interests

Section 11.01 Restrictions on Transfer of Partnership Interests of Limited Partners.

(a) Except for transfers by will or intestate succession or by operation of law, no Limited Partner may offer, sell, transfer, assign, exchange, hypothecate or pledge, or otherwise dispose of or encumber (hereinafter collectively, “Transfer” or “Transferred”), in whole or in part, such Limited Partner’s Partnership Interest without the consent of the General Partner, which may be given or withheld in the sole and absolute discretion of the General Partner.

(b) No Limited Partner may Transfer, in whole or in part, such Limited Partner’s Partnership Interest if such Transfer would cause the termination of the Partnership for Federal income tax purposes, and any purported Transfer that would cause the termination of the Partnership for Federal income tax purposes shall be void ab initio. Counsel for the Partnership shall give its written opinion to the General Partner (the expenses of which shall be borne by the transferring Limited Partner) as to whether any contemplated Transfer would cause the termination of the Partnership for Federal income tax purposes and the General Partner shall be entitled to rely conclusively upon such opinion in determining whether such Transfer would cause the termination of the Partnership and whether consent to such disposition should be given.

(c) No Transfer of any Partnership Interest of a Limited Partner may be made unless the General Partner shall have received a written opinion of counsel satisfactory to the General Partner that such proposed Transfer may be effected without:

(i)  registration of the Partnership Interest being made under the Securities Act of 1933, as amended;

(ii) violating any applicable state securities or “Blue Sky” law (including investment suitability standards) or the laws of any other jurisdiction;

(iii) the Partnership becoming subject to Investment Company Act of 1940, as amended; or

(iv) violating the Act.

(d) In no event shall the Partnership Interest of a Limited Partner or any portion thereof be Transferred to a minor or incompetent, unless by will or intestate succession.

Section 11.02 Admission of Substitute Limited Partner.

(a) Subject to the provisions of this Article XI, an assignee of the Partnership Interest of a Limited Partner (which shall include any purchaser, transferee, donee or other recipient of any disposition of such Partnership Interest) shall be deemed admitted to the Partnership as a Limited Partner (hereinafter a “Substitute Limited Partner”) only upon the satisfactory completion of the following:

(i)     consent of the General Partner shall have been given, which consent shall be evidenced by a written consent executed by the General Partner or by the execution by the General Partner of an amendment, if required, to the Certificate evidencing the admission of such person as a Limited Partner;

(ii)    the assignee shall have accepted and agreed to be bound by the terms and provisions of this Agreement (as it may be amended from time to time) by executing a counterpart hereof and such assignee shall have expressly assumed all of the obligations of the assignor Limited Partner hereunder, and shall have executed such other documents or instruments as the General Partner may require in its sole and absolute discretion in order to effect the admission of such person as a Limited Partner;

(iii)  an amendment to the Certificate, if required by the Act, evidencing the admission of such person as a Limited Partner shall have been filed;

(iv)   the assignee shall have delivered a letter containing a representation that the assignee’s acquisition of the Partnership Interest is made as a principal, for the assignee’s own account, for investment purposes only and not with a view to the resale or distribution of such Partnership Interest, and that the assignee will not Transfer such Partnership Interest or any fraction thereof to anyone in violation of this Agreement;

(v)    if the assignee is a corporation, trust, partnership, limited liability company or other entity, the assignee shall have provided to the General Partner evidence satisfactory to counsel for the Partnership of its authority to become a Limited Partner under the terms and provisions of this Agreement;

(vi)   the assignee shall have complied with all applicable governmental rules and regulations, if any;

(vii)  the assignee meets the suitability requirements for investing in the Partnership and the assignee completes a subscription agreement provided by the General Partner; and

(viii) all costs and expenses incurred by the Partnership and General Partner in connection with this Section 11.02 shall be paid by the person or entity seeking to become a Substitute Limited Partner.

Section 11.03 Rights of Assignee of Partnership Interest.

(a) Subject to the provisions of Section 11.01, and except as required by operation of law, the Partnership shall not be obligated for any purposes whatsoever to recognize the assignment by any Limited Partner of such Limited Partner’s Partnership Interest until the Partnership has received notice thereof.

(b) Any person or entity who is the assignee of all or any portion of the Partnership Interest of a Limited Partner, but who has not become a Substitute Limited Partner, and desires to make a further disposition of such Partnership Interest, shall be subject to all the provisions of this Article XI to the same extent and in the same manner as any Limited Partner desiring to make a disposition of such Limited Partner’s Partnership Interest.

Section 11.04 Effect of Bankruptcy, Death or Incompetence of a Limited Partner. The bankruptcy of a Limited Partner or an adjudication that a Limited Partner is incompetent (which term shall include, but not be limited to, insanity), shall not cause the termination or dissolution of the Partnership and the business of the Partnership shall continue. If a Limited Partner becomes bankrupt, the trustee or receiver of such Limited Partner’s estate or, if a Limited Partner dies, such Limited Partner’s executor, administrator or trustee, or, if such Limited Partner is adjudicated incompetent, such Limited Partner’s committee, guardian or conservator, shall have the rights of such Limited Partner for the purposes of settling or managing such Limited Partner’s estate or property and such power as the bankrupt, deceased or incompetent Limited Partner possessed to dispose of all or any part of such Limited Partner’s Partnership Interest and to join with any assignee in satisfying conditions precedent to the admission of the assignee as a Substitute Limited Partner.

Section 11.05 Attachment by Creditors. If a Partnership Interest is subjected to attachment by a creditor, or is assigned for the benefit of any creditor, the Partnership Interest obtained by such creditor shall be only that of an assignee, and in no event shall such creditor have the rights of a Substitute or Additional Limited Partner.

Section 11.06 Assignee. If a Limited Partner Transfers all or a portion of such Limited Partner’s Partnership Interest, involuntarily, by operation of law or voluntarily, without the consent required by this Article XI, the transferee or assignee shall (i) be entitled only to receive that proportion of profit and loss, and any distribution of Partnership assets, attributable to the Partnership Interest acquired by reason of such disposition from and after the effective date of such disposition, and only upon written notification of same to the Genera] Partner; and (ii) have no other rights as a Limited Partner unless admitted as a Substitute Limited Partner in accordance with the terms of this Agreement.

ARTICLE XII
Representations and Warranties

Section 12.01 Limited Partners. Each Limited Partner represents and warrants to the Partnership and to every other Partner as follows:

(a) Each Limited Partner will provide promptly, upon request by the General Partner, all financial data, documents, reports, certifications or other information necessary or appropriate to enable the Partnership to apply for and obtain an exemption from the registration provisions of applicable law and any other information required by governmental agencies having jurisdiction over the Partnership.

(b) There is no misrepresentation contained in the Investor Questionnaire completed by the Limited Partner.

(c) If such Limited Partner is a corporation, trust, partnership, limited liability company or other entity, that the officer signing on its behalf has been duly authorized to execute and deliver this Agreement and the Certificate.

(d) Each Limited Partner that is an entity that would be an “investment company” under the Investment Company Act of 1940, as amended, but for an exclusion under Section 3(c)(1) of such Act, has advised the General Partner of the number of persons that constitute “beneficial owners of such Limited Partner’s outstanding securities (other than short-term paper)” within the meaning of clause (A) of subsection 3(c)(1) of such Act, and will advise the General Partner promptly upon any change in that number.

Section 12.02 General Partner. The General Partner hereby represents and warrants to the Partnership and to the Limited Partners as follows:

(a) That no commitments or obligations that would bind the Partnership have been entered into except as disclosed in the Partnership’s Confidential Private Placement Memorandum, as amended from time to time, and as permitted under this Agreement or as otherwise provided in a notice to Limited Partners.

(b) That to the best of its knowledge, no material default by it or the Partnership (or event which, with the giving of notice or the passage of time or both, would constitute a default) has occurred under any agreement affecting the Partnership or its assets.

(c) That it has no actual knowledge of any claim, litigation, investigation, legal action or other proceeding in regard to liens affecting the Partnership or its assets; that to the best of its knowledge, no such claim, litigation, investigation, legal action or other proceeding is threatened before any court, commission, administrative body or other authority.

ARTICLE XIII
Special Power of Attorney

Section 13.01 Execution and Consent. Each Limited Partner hereby irrevocably constitutes and appoints the General Partner and its respective successors (hereinafter referred to as “Special Attorney”) as the attorney-in-fact for such Limited Partner with power and authority to act in the Limited Partner’s name and on the Limited Partner’s behalf to execute, acknowledge, swear to and file documents and instruments necessary or appropriate to the conduct of Partnership business, which will include, but not be limited to, the following:

(a) the-Certificate and this Agreement, as well as amendments thereto as required by the laws of any state;

(b) any other certificates, instruments and documents, including fictitious name certificates, as may be required by, or may be appropriate under, the laws of any state; and

(c) any documents that may be required to effect the continuation of the Partnership, the admission of an Additional or Substitute Limited Partner, the withdrawal of a Limited Partner, or the dissolution and termination of the Partnership, provided such continuation, admission or dissolution and termination are in accordance with the terms of the Certificate and this Agreement.

Section 13.02 Procedural Aspects. The power of attorney granted by each Limited Partner to the Special Attorney:

(a) is a Special Power of Attorney, coupled with an interest, and is accordingly irrevocable;

(b) may be exercised by the Special Attorney for each Limited Partner by listing all of the Limited Partners executing any instrument with a single signature of such Special Attorney acting as attorney-in-fact for all of them; and

(c) shall survive the delivery of an assignment by a Limited Partner of the whole or any portion of such Limited Partner’s Partnership Interest; except that where the assignee has been approved in accordance with the provisions of this Agreement for admission to the Partnership as a Substitute Limited Partner, the Power of Attorney shall survive the delivery of such assignment for the sole purpose of enabling the Special Attorney to execute, acknowledge and file any instrument necessary to effect such substitution.

ARTICLE XIV
Dissolution and Liquidation

Section 14.01 Dissolution. The Partnership shall be dissolved upon the earliest to occur of:

(a) the withdrawal, resignation or Involuntary Withdrawal of the General Partner, or any other event that results in such entity ceasing to be a General Partner, unless the remaining Limited Partners agree, within ninety (90) days after such event, to continue the Partnership with a new and qualified substitute General Partner pursuant to and in accordance with the terms and conditions set forth in Article V hereof;

(b) an election to dissolve the Partnership made by the General Partner, in its discretion, upon thirty (30) days prior written notice to the Limited Partners; or

(c) the happening of any other event, including the entry of a decree of judicial dissolution that under the law of the State of Florida, mandatorily requires the dissolution of the Partnership.

Section 14.02 Liquidation. Upon the dissolution of the Partnership, the Liquidators, namely (i) the General Partner or, if there is no General Partner at the time, or if the principals of the General Partner are unable to act on its behalf, (ii) (a) the person or persons previously designated in writing by the General Partner and notified to the Partnership’s auditors, or (b) if the General Partner has not made such a designation, the person or persons designated by Limited Partners owning more than fifty percent (50%) of the Partnership Interests held by Limited Partners, shall cause the cancellation of the Certificate, liquidate (or distribute) the assets of the Partnership, pay off known liabilities, establish reserves for contingent liabilities and expenses of liquidation, apply and distribute the balance of the proceeds of such liquidation in accordance with Capital Account balances maintained in accordance with the provisions of Section 10.01 hereof and the Act, and shall take all other steps necessary to wind up the affairs of the Partnership as promptly as practicable. To the extent reasonable, the business of the Partnership may continue to be conducted until liquidation is complete. For purposes hereof, the term “Liquidators” shall also include the trustees, receivers or other persons required by law to wind up the affairs of the Partnership.

Section 14.03 Notice of Dissolution. Upon the dissolution of the Partnership, the Liquidators shall promptly notify the Partners of such dissolution as well as known creditors and claimants whose addresses appear on the Partnership’s records.

Section 14.04 Distribution in Kind. Notwithstanding the provisions of Section 14.02 hereof, if on dissolution of the Partnership the Liquidators shall determine that an immediate sale of part or all of the Partnership’s assets would be impractical or would cause undue loss to the Partners, the Liquidators may, in their absolute discretion, either defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (other than those to Partners) or distribute to the Partners, in lieu of cash, as tenants in common and in proportion to their respective interests in the Partnership, undivided interests in such Partnership assets as the Liquidators deem not suitable for liquidation.

Section 14.05 Final Statement. As soon as practicable after the dissolution of the Partnership, a final statement of its assets and liabilities shall be prepared by the accountants for the Partnership and furnished to the Partners.

ARTICLE XV
General Provisions

Section 15.01 Address and Notices. The address of each Partner for all purposes shall be the address set forth on the signature page of this Agreement or such other address of which the General Partner has received written notice. Any notice, demand or request required or permitted to be given or made hereunder shall be in writing and shall be deemed given or made when delivered in person or when sent to such Partner at such address by registered or certified mail, return receipt requested.

Section 15.02 Titles and Captions. All Article and Section titles and captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof.

Section 15.03 Pronouns and Plurals. Whenever the context may require, any pronoun used herein shall include the corresponding masculine, feminine or neuter forms. The singular form of nouns, pronouns and verbs shall include the plural and vice versa.

Section 15.04 Further Action. The parties shall execute and deliver all documents, provide all information and take or forbear from taking all such action as may be necessary or appropriate to achieve the purposes set forth in this Agreement.

Section 15.05 Applicable Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Florida.

Section 15.06 Venue. Any action, proceeding or dispute arising hereunder, or concerning the subject matter of this Agreement must be commenced, prosecuted and adjudicated in the state or federal courts located in the State of Florida. Each Limited Partner irrevocably consents to personal jurisdiction in Florida, and irrevocably waives any objection such person may have based on personal jurisdiction, improper venue or inconvenient forum.

Section 15.07 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and assigns.

Section 15.08 Integration. This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof, and supersedes all prior agreements and understandings pertaining thereto. No covenant, representation or condition not expressed in this Agreement shall affect or be deemed to interpret, change or restrict the express provisions hereof.

Section 15.09 Amendment. This Agreement may be modified or amended only by affirmative vote of the General Partner and Limited Partners owning more than fifty percent (50%) of the Partnership Interests held by Limited Partners, except that the General Partner may amend this Agreement from time to time without the consent, approval or other authorization of, or notice to, any of the Limited Partners (including pursuant to Section 3.02(p)) if, in the opinion of the General Partner, the amendment does not have a material adverse effect on any Limited Partner. Notwithstanding the foregoing, no amendment may (i) convert a Limited Partner’s interest to that of the General Partner or modify' the limited liability of any Limited Partner, without the consent of each affected Partner or (ii) amend any provision hereof which requires the consent or approval of a specified percentage in interest of the Limited Partners' without the consent of such specified percentage in interest of the Limited Partners.

Section 15.10 Creditors. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Partnership.

Section 15.11 Waiver by Partner.

(a) Any Partner by notice to the General Partner may, but shall be under no obligation to, waive any of its rights or any conditions to its obligations hereunder, or any duty, obligation or covenant of any other Partner.

(b) No such waiver shall affect or alter the remainder of this Agreement, but each and every covenant, agreement, term and condition hereof shall continue in full force and effect with respect to any other existing or subsequent breach.

Section 15.12 Rights and Remedies.

(a) The rights and remedies of any of the Partners hereunder shall not be mutually exclusive, and the implementation of one or more of the provisions of this Agreement shall not preclude the implementation of any other provision.

(b) Each of the Partners confirms that damages at law may be an inadequate remedy for a breach or threatened breach of any provision hereof. The respective rights and obligations hereunder shall be enforceable by specific performance, injunction or other equitable remedy but nothing herein contained is intended to or shall limit or affect any rights at law or by statute or otherwise of any Partner aggrieved as against the other Partners for a breach or threatened breach of any provision hereof, it being the intention of this paragraph to make clear that the respective rights and obligations of the Partners hereunder shall be enforceable in equity as well as at law or otherwise.

Section 15.13 Counterparts. This Agreement may be executed in counterparts, all of which taken together shall constitute one agreement binding on all parties, notwithstanding that all the parties are not signatories to the original or the same counterpart. Each party shall become bound by the Agreement immediately upon affixing his or its signature hereto, independently of the signature of any other party.

Section 15.14 Waiver of Partition. Each Partner hereby waives any right to partition of the Partnership property.

IN WITNESS WHEREOF, this Limited Partnership Agreement has been duly executed as of the day and year first above written.

NGFC Equities Inc. as General Partner

By :/S/ I. Andrew Weeraratne

I Andrew Weeraratne,

Chief Executive Officer

of the General Partner

INITIAL LIMITED PARTNER:

/S/ I. Andrew Weeraratne

I Andrew Weeraratne